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                                                                   EXHIBIT 99(1)



First Security Corporation
79 South Main Street
Salt Lake City, Utah  84111


Gentlemen:

        We hereby consent to the inclusion of our Fairness Opinion addressed to the Board of Directors of XEON Financial Corp. in the Pre-Effective Amendment No. 1 to the Form S-4 Registration Statement of First Security Corporation to be filed in connection with the pending acquisition of XEON Financial Corp. by First Security Corporation. We also consent to the inclusion in the such Pre-Effective Amendment No. 1 to the Form S-4 Registration Statement of references to our firm.

                                   Sincerely,


April 30, 1999                     DAIN RAUSCHER WESSELS


                                   /s/ David Welch
                                   -----------------------------------------
                                   Managing Director